UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2006

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip code)

(61) 2 9640 5253

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Advanced Medical Institute Inc. to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.02  Termination of a Material Definitive Agreement.

Since April 17, 2006, Intelligent Medical Technologies Pty Limited, an Australian company (“IMT”), has been an indirect wholly owned subsidiary of Advanced Medical Institute Inc. (the “Registrant”).

Pursuant to a License Agreement between IMT and Sheiman Ultasonic Research Foundation Pty Limited (“SURF”) dated January 27, 2004 (the “License Agreement”), IMT has held the exclusive worldwide right and license, from SURF, to exploit and sub-license certain inventions, patents and other intellectual property in relation to certain ultrasonic nebulizer technology (including Australian Patent No’s 693064 and 753817, European Patent No’s 0 705 145 and 1 071 479 and US Patent No’s 5,908,158 and 6,379,616) (the “Licensed Technologies”) within the field of the treatment of sexual dysfunction in men and women (including impotence, premature ejaculation and the treatment of female sexual arousal disorders). Some of these patents expire in October 2013, with the remaining patents expiring in our about 2023. IMT’s license included the right to manufacture, market, sell and distribute products based on the Licensed Technologies within the field of use of the treatment of sexual dysfunction.

IMT obtained the license in order to develop an ultrasonic nebulizer to deliver medications to patients’ lungs for the treatment of sexual dysfunction as it believes that this delivery system may be more efficient and clinically effective than any other alternative delivery system and may reduce dosage levels and the likelihood of side effects. As of July 26, 2006, IMT had completed 15 working prototypes of its ultrasonic nebulizer and was nearing finalization of its application to the Therapeutic Goods Administration (the Australian functional equivalent of the FDA) to list its device but had not earned any proceeds from the sale of the Licensed Technologies nor had it paid any royalties to SURF.

On June 15, 2006, IMT gave notice to SURF of a breach of the License Agreement due to the failure by SURF to make available to IMT information related to all improvements to the Licensed Technologies. Such breach had a cure period of twenty-one days.

As of July 26, 2006, such breach was not cured and, as a result, IMT terminated the License Agreement. Pursuant to the terms of the License Agreement, upon termination, IMT retains the right to use the Licensed Technologies within the field of sexual dysfunction and is no longer required to pay royalties to SURF for the use of the Licensed Technologies.

On July 14, 2006, IMT also exercised its option to take a perpetual, exclusive, worldwide right and license to exploit nebulizer technologies for the treatment of prostate diseases, such option being granted by the License Agreement, which option was unaffected by the termination. No additional payment by IMT was required to exercise this option.

The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

Dated: July 27, 2006	By:	/s/ Dilip Shrestha
Name: Dilip Shrestha Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 27, 2006.